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                                                                  Exhibit 23.1






CONSENT OF INDEPENDENT ACCOUNTANTS


       We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of E-TEK Dynamics, Inc. of our report dated July 28, 1998, except as to Note 8 and 12 which were dated August 14, 1998, which appears on page F-2 of the Registration Statement on Form S-1 (No. 333-61763) declared effective on December 1, 1998.



/s/ PricewaterhouseCoopers LLP

San Jose, California
March 25, 1999